Exhibit 99.1

Credit Update
As of May 31, 2021

Disclaimer - Caution regarding forward-looking statements

Certain statements in this presentation, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards (including as a result of the future implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; actions of bank and nonbank competitors; changes in local, national and international economic conditions; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates; changes to U.S. tax laws, regulations and guidance; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Credit Quality Update

The following tables present the recorded investment in loans by credit quality indicator and loan segment as of May 31, 2021 and March 31, 2021 (in thousands).

	May 31, 2021
	Pass	Watch	Substandard	Doubtful	Total
Commercial	$572,244	$149	$698	$—	$573,091
Real estate:
Construction, land and land development	261,335	57	—	—	261,392
1-4 family residential first mortgages	65,703	292	630	—	66,625
Home equity	7,347	179	—	—	7,526
Commercial	1,311,928	92,003	14,987	—	1,418,918
Consumer and other	3,419	—	—	—	3,419
Total	$2,221,976	$92,680	$16,315	$—	$2,330,971

	March 31. 2021
	Pass	Watch	Substandard	Doubtful	Total
Commercial	$564,832	$750	$741	$—	$566,323
Real estate:
Construction, land and land development	246,621	58	—	—	246,679
1-4 family residential first mortgages	69,412	293	927	—	70,632
Home equity	7,202	182	—	—	7,384
Commercial	1,299,518	98,774	16,496	—	1,414,788
Consumer and other	5,267	—	—	—	5,267
Total	$2,192,852	$100,057	$18,164	$—	$2,311,073

The following tables present an analysis of the payment status of the recorded investment in loans as of May 31, 2021 and March 31, 2021 (in thousands).

	May 31, 2021
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Nonaccrual Loans	Total Loans
Commercial	$148	$—	$—	$148	$572,943	$—	$573,091
Real estate:
Construction, land and land development	—	—	—	—	261,392	—	261,392
1-4 family residential first mortgages	—	85	—	85	66,174	366	66,625
Home equity	—	—	—	—	7,526	—	7,526
Commercial	15,100	—	—	15,100	1,389,507	14,311	1,418,918
Consumer and other	—	—	—	—	3,419	—	3,419
Total	$15,248	$85	$—	$15,333	$2,300,961	$14,677	$2,330,971

	March 31. 2021
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Nonaccrual Loans	Total Loans
Commercial	$35	$—	$8,616	$8,651	$557,672	$—	$566,323
Real estate:
Construction, land and land development	—	—	—	—	246,679	—	246,679
1-4 family residential first mortgages	—	—	—	—	70,261	371	70,632
Home equity	—	—	—	—	7,384	—	7,384
Commercial	—	—	—	—	1,398,971	15,817	1,414,788
Consumer and other	—	—	—	—	5,267	—	5,267
Total	$35	$—	$8,616	$8,651	$2,286,234	$16,188	$2,311,073

The following table presents the amount of nonperforming assets held by the Company and common ratio measurements of those assets as of the dates shown (dollars in thousands).

	May 31, 2021	March 31, 2021
Nonaccrual loans	$14,677	$16,188
Loans past due 90 days and still accruing interest	—	8,616
Troubled debt restructured loans	—	—
Total nonperforming loans	14,677	24,804
Other real estate owned	—	—
Total nonperforming assets	$14,677	$24,804

Nonperforming loans to total loans	0.63%	1.08%
Nonperforming assets to total assets.	0.47%	0.78%

COVID-19 Related Credit Update

The following table presents the loan balances of COVID-19 related loan modifications as of May 31, 2021 and March 31, 2021 (in thousands). All COVID-19 related loan modifications are expected to come off deferral programs by June 30, 2021 and return to normal payment status.

	May 31, 2021	March 31, 2021
Hotel loans	$27,642	$64,449
Movie theater loans	17,863	17,863
Other loans	2,308	26,766
Total nonperforming loans	$47,813	$109,078

The following table presents the Paycheck Protection Program (“PPP”) phase I and phase II outstanding loan balances and unamortized fees as of May 31, 2021 and March 31, 2021 (in thousands). The PPP is administered by the Small Business Administration (“SBA”), and all PPP loans are 100 percent guaranteed by the SBA. All PPP loan advances have been funded through the Company’s existing liquidity sources.

	May 31, 2021	March 31, 2021
Phase I:
Outstanding loan balance	$70,848	$82,219
Unamortized fees	457	773
Phase II:
Outstanding loan balance	76,155	68,903
Unamortized fees	3,179	2,880